Exhibit 99.2 Investor Presentation March 2021 STRICTLY PRIVATE AND CONFIDENTIAL 1Exhibit 99.2 Investor Presentation March 2021 STRICTLY PRIVATE AND CONFIDENTIAL 1

Disclaimer This presentation (this “Presentation”) is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination between Cerberus Telecom Acquisition Corp. (“CTAC”) and KORE Wireless (“KORE” or the “Company”) (the “Proposed Transaction”) and for no other purpose. No representations or warranties, express or implied are given in, or in respect of, this Presentation. To the fullest extent permitted by law in no circumstances will CTAC, KORE or any of their respective subsidiaries, shareholders or affiliates, or any of their respective partners, directors, officers, employees, advisers, consultants, agents or other representatives (collectively, “Representatives”) be responsible or liable for any direct, indirect, consequential or other loss or loss of profit arising from the provision or use of this Presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. Industry and market data used in this Presentation have been obtained from third-party industry publications and sources as well as from research reports prepared for other purposes. None of CTAC, KORE nor any of their respective Representatives has independently verified the data obtained from these sources and cannot assure you of the data’s accuracy or completeness. This data is subject to change. In furnishing this Presentation each of CTAC, KORE, and their respective Representatives expressly disclaims any obligation to update any information contained herein or to correct any omissions, inaccuracies, or errors. In addition, this Presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full or complete analysis of KORE or the Proposed Transaction. Viewers of this Presentation should each make their own independent evaluation of KORE and of the relevance and adequacy of the information and should make such other investigations as they deem necessary. Forward-Looking Statements This Presentation includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations. These statements are based on various assumptions and on the current expectations of CTAC or the Company’s management, as applicable as projected revenue and Adjusted EBITDA (as defined herein) are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor or other person as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of CTAC and/or the Company. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the potential effects of COVID- 19; risks related to the rollout of the Company’s business and the timing of expected business milestones; changes in the assumptions underlying the Company’s expectations regarding its future business; the effects of competition on the Company’s future business; and the outcome of judicial proceedings to which the Company is, or may become a party. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that the Company currently believes are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this Presentation. The Company and CTAC anticipate that subsequent events and developments will cause these assessments to change. However, while the Company and/or CTAC may elect to update these forward-looking statements at some point in the future, each of the Company and CTAC specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward-looking statements. Use of Projections This Presentation contains projected financial information with respect to KORE. Such projected financial information constitutes forward-looking information, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The Company’s independent auditors have not audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, they did not express an opinion or provide any other form of assurance with respect thereto for the purpose of this Presentation. The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties. See “Forward-Looking Statements” above. Actual results may differ materially from the results contemplated by the financial forecast information contained in this Presentation, and the inclusion of such information in this Presentation is not intended, and should not be regarded, as a representation by any person that the results reflected in such forecasts will be achieved. No Offer or Solicitation This Presentation is not intended to, and shall not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Transaction or (ii) an offer to sell or the solicitation of an offer to buy or a recommendation to purchase any security of CTAC, the Company or any of their respective affiliates, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or in reliance on an exemption from the registration requirements of the Securities Act. You should not construe the contents of this Presentation as legal, tax, accounting or investment advice or a recommendation. You should consult your own counsel and tax and financial advisors as to legal, financial, and related matters concerning the matters described herein, and, by accepting this Presentation, you confirm that you are not relying upon the information contained herein to make any decision. Participants in the Solicitation CTAC and its directors and executive officers may be deemed participants in the solicitation of proxies from CTAC’s stockholders with respect to the Proposed Transaction. A list of the names of those directors and executive officers and a description of their interests in CTAC is contained in CTAC’s Registration Statement on Form S-1, as effective on October 21, 2020, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a written request to CTAC at 875 Third Avenue, 11th Floor, New York NY, 10022. Additional information regarding the interests of such participants will be contained in the proxy statement / prospectus for the Proposed Transaction when available. The Company and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of CTAC in connection with the Proposed Transaction. A list of the names of such directors and executive officers and information regarding their interests in the Proposed Transaction will be included in the proxy statement / prospectus for the Proposed Transaction when available. STRICTLY PRIVATE AND CONFIDENTIAL 2Disclaimer This presentation (this “Presentation”) is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination between Cerberus Telecom Acquisition Corp. (“CTAC”) and KORE Wireless (“KORE” or the “Company”) (the “Proposed Transaction”) and for no other purpose. No representations or warranties, express or implied are given in, or in respect of, this Presentation. To the fullest extent permitted by law in no circumstances will CTAC, KORE or any of their respective subsidiaries, shareholders or affiliates, or any of their respective partners, directors, officers, employees, advisers, consultants, agents or other representatives (collectively, “Representatives”) be responsible or liable for any direct, indirect, consequential or other loss or loss of profit arising from the provision or use of this Presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. Industry and market data used in this Presentation have been obtained from third-party industry publications and sources as well as from research reports prepared for other purposes. None of CTAC, KORE nor any of their respective Representatives has independently verified the data obtained from these sources and cannot assure you of the data’s accuracy or completeness. This data is subject to change. In furnishing this Presentation each of CTAC, KORE, and their respective Representatives expressly disclaims any obligation to update any information contained herein or to correct any omissions, inaccuracies, or errors. In addition, this Presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full or complete analysis of KORE or the Proposed Transaction. Viewers of this Presentation should each make their own independent evaluation of KORE and of the relevance and adequacy of the information and should make such other investigations as they deem necessary. Forward-Looking Statements This Presentation includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations. These statements are based on various assumptions and on the current expectations of CTAC or the Company’s management, as applicable as projected revenue and Adjusted EBITDA (as defined herein) are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor or other person as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of CTAC and/or the Company. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the potential effects of COVID- 19; risks related to the rollout of the Company’s business and the timing of expected business milestones; changes in the assumptions underlying the Company’s expectations regarding its future business; the effects of competition on the Company’s future business; and the outcome of judicial proceedings to which the Company is, or may become a party. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that the Company currently believes are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this Presentation. The Company and CTAC anticipate that subsequent events and developments will cause these assessments to change. However, while the Company and/or CTAC may elect to update these forward-looking statements at some point in the future, each of the Company and CTAC specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward-looking statements. Use of Projections This Presentation contains projected financial information with respect to KORE. Such projected financial information constitutes forward-looking information, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The Company’s independent auditors have not audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, they did not express an opinion or provide any other form of assurance with respect thereto for the purpose of this Presentation. The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties. See “Forward-Looking Statements” above. Actual results may differ materially from the results contemplated by the financial forecast information contained in this Presentation, and the inclusion of such information in this Presentation is not intended, and should not be regarded, as a representation by any person that the results reflected in such forecasts will be achieved. No Offer or Solicitation This Presentation is not intended to, and shall not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Transaction or (ii) an offer to sell or the solicitation of an offer to buy or a recommendation to purchase any security of CTAC, the Company or any of their respective affiliates, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or in reliance on an exemption from the registration requirements of the Securities Act. You should not construe the contents of this Presentation as legal, tax, accounting or investment advice or a recommendation. You should consult your own counsel and tax and financial advisors as to legal, financial, and related matters concerning the matters described herein, and, by accepting this Presentation, you confirm that you are not relying upon the information contained herein to make any decision. Participants in the Solicitation CTAC and its directors and executive officers may be deemed participants in the solicitation of proxies from CTAC’s stockholders with respect to the Proposed Transaction. A list of the names of those directors and executive officers and a description of their interests in CTAC is contained in CTAC’s Registration Statement on Form S-1, as effective on October 21, 2020, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a written request to CTAC at 875 Third Avenue, 11th Floor, New York NY, 10022. Additional information regarding the interests of such participants will be contained in the proxy statement / prospectus for the Proposed Transaction when available. The Company and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of CTAC in connection with the Proposed Transaction. A list of the names of such directors and executive officers and information regarding their interests in the Proposed Transaction will be included in the proxy statement / prospectus for the Proposed Transaction when available. STRICTLY PRIVATE AND CONFIDENTIAL 2

Disclaimer (Cont’d) Non-GAAP Financial Measures This Presentation includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) including, but not limited to EBITDA, Adjusted EBITDA and certain ratios and other metrics derived therefrom. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s Presentation of these measures may not be comparable to similarly-titled measures used by other companies. The Company believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in the Company, and in comparing the Company’s financial measures with those of other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. Please refer to footnotes where presented on each page of this Presentation or to the tables therein for a reconciliation of these measures to what the Company believes are the most directly comparable measure evaluated in accordance with GAAP. This Presentation also includes certain projections of non-GAAP financial measures. The Company does not provide reconciliations of EBITDA, Adjusted EBITDA, or Adjusted EBITDA margin to net income on a forward-looking basis because the Company is unable to forecast the amount or significance of certain items required to develop meaningful comparable GAAP financial measures without unreasonable efforts. These items include gains or losses on sale or consolidation transactions, accelerated depreciation, impairment charges, gains or losses on retirement of debt and variations in effective tax rate, which are difficult to predict and estimate and are primarily dependent on future events, but which are excluded from the Company's calculations of EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin. Certain monetary amounts, percentages and other figures included in this Presentation have been subject to rounding adjustments. Certain other amounts that appear in this Presentation may not sum due to rounding. In connection with the contemplated filing by CTAC of a proxy statement / prospectus on Form S-4 with respect to the Proposed Transaction, and in the course of the review by the SEC of such proxy statement / prospectus, CTAC may make changes to the information presented in this Presentation, including, without limitation, the description of the Company’s business and the financial information and other data (including the prospective financial information and other data) included in this Presentation. Comments by the SEC on information in the proxy statement / prospectus may require modification or reformulation of the information we present in this Presentation, and any such modification or reformulation could be significant. In particular, we note that the SEC has adopted certain rules regarding the use of Adjusted EBITDA and other financial measures that do not comply with generally accepted accounting principles in the United States, which rules will be applicable to the proxy statement / prospectus expected to be filed with respect to the Proposed Transaction. Trademarks This Presentation contains trademarks, service marks, trade names and copyrights of KORE and other companies, which are the property of their respective owners. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this Presentation may be listed without the TM, SM © or ® symbols, but CTAC and the Company will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights. Additional Information CTAC intends to file with the SEC a proxy statement / prospectus on Form S-4 relating to the Proposed Transaction, which will be mailed to its stockholders once definitive. This Presentation does not contain, or purport to contain, all the information that should be considered concerning the Proposed Transaction and is not intended to form the basis of any investment decision or any other decision in respect of the Proposed Transaction. CTAC’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement / prospectus and the amendments thereto and the proxy statement / prospectus and other documents filed in connection with the Proposed Transaction, as these materials will contain important information about the Company, CTAC and the Proposed Transaction. When available, the proxy statement / prospectus and other relevant materials for the Proposed Transaction will be mailed to stockholders of CTAC as of a record date to be established for voting on the proposed Business Combination. Stockholders will also be able to obtain copies of the preliminary proxy statement / prospectus, the definitive proxy statement / prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a written request to CTAC at 875 Third Avenue, 11th Floor, New York NY, 10022. Term Loan/Deal Terms This Presentation does not reflect the potential amendment of the Company’s term loan indebtedness, and certain other terms of the Proposed Transaction that are subject to ongoing negotiation. PCAOB Audit In connection with the preparation of the proxy statement / prospectus related to the Proposed Transaction, the Company will be re-auditing its financial statements for prior years ended December 31 in accordance with the standards established by the Public Company Accounting Oversight Board (PCAOB), as required by the rules and regulations of the U.S. Securities and Exchange Commission. Such re-audit may result in revisions and/or changes to the Company’s financial statements, as compared to the Company’s current financial statements presented herein which have been audited pursuant to the standards promulgated by the American Institute of Certified Public Accountants (AICPA), which changes and revisions cannot be quantified at this time and which may be material. Accordingly, you should not place undue reliance on the historical financial information contained in this Presentation. Historical financial information The historical financial information included in this presentation is taken from draft financial statements of New Maple Holdings, Inc. (renamed Maple Holdings, Inc.) and its subsidiaries (including KORE Wireless, Inc.) as of and for the years ended December 31, 2020 and 2019 that are not final and are subject to revision based on the completion of the year-end audit. Because these financial statements have not yet been finalized, and will be subject to further review procedures by our auditors, the results and other financial information regarding the periods disclosed herein are subject to change. There can be no assurance that final results will not differ materially from the information disclosed in these draft financial statements. STRICTLY PRIVATE AND CONFIDENTIAL 3Disclaimer (Cont’d) Non-GAAP Financial Measures This Presentation includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) including, but not limited to EBITDA, Adjusted EBITDA and certain ratios and other metrics derived therefrom. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s Presentation of these measures may not be comparable to similarly-titled measures used by other companies. The Company believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in the Company, and in comparing the Company’s financial measures with those of other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. Please refer to footnotes where presented on each page of this Presentation or to the tables therein for a reconciliation of these measures to what the Company believes are the most directly comparable measure evaluated in accordance with GAAP. This Presentation also includes certain projections of non-GAAP financial measures. The Company does not provide reconciliations of EBITDA, Adjusted EBITDA, or Adjusted EBITDA margin to net income on a forward-looking basis because the Company is unable to forecast the amount or significance of certain items required to develop meaningful comparable GAAP financial measures without unreasonable efforts. These items include gains or losses on sale or consolidation transactions, accelerated depreciation, impairment charges, gains or losses on retirement of debt and variations in effective tax rate, which are difficult to predict and estimate and are primarily dependent on future events, but which are excluded from the Company's calculations of EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin. Certain monetary amounts, percentages and other figures included in this Presentation have been subject to rounding adjustments. Certain other amounts that appear in this Presentation may not sum due to rounding. In connection with the contemplated filing by CTAC of a proxy statement / prospectus on Form S-4 with respect to the Proposed Transaction, and in the course of the review by the SEC of such proxy statement / prospectus, CTAC may make changes to the information presented in this Presentation, including, without limitation, the description of the Company’s business and the financial information and other data (including the prospective financial information and other data) included in this Presentation. Comments by the SEC on information in the proxy statement / prospectus may require modification or reformulation of the information we present in this Presentation, and any such modification or reformulation could be significant. In particular, we note that the SEC has adopted certain rules regarding the use of Adjusted EBITDA and other financial measures that do not comply with generally accepted accounting principles in the United States, which rules will be applicable to the proxy statement / prospectus expected to be filed with respect to the Proposed Transaction. Trademarks This Presentation contains trademarks, service marks, trade names and copyrights of KORE and other companies, which are the property of their respective owners. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this Presentation may be listed without the TM, SM © or ® symbols, but CTAC and the Company will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights. Additional Information CTAC intends to file with the SEC a proxy statement / prospectus on Form S-4 relating to the Proposed Transaction, which will be mailed to its stockholders once definitive. This Presentation does not contain, or purport to contain, all the information that should be considered concerning the Proposed Transaction and is not intended to form the basis of any investment decision or any other decision in respect of the Proposed Transaction. CTAC’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement / prospectus and the amendments thereto and the proxy statement / prospectus and other documents filed in connection with the Proposed Transaction, as these materials will contain important information about the Company, CTAC and the Proposed Transaction. When available, the proxy statement / prospectus and other relevant materials for the Proposed Transaction will be mailed to stockholders of CTAC as of a record date to be established for voting on the proposed Business Combination. Stockholders will also be able to obtain copies of the preliminary proxy statement / prospectus, the definitive proxy statement / prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a written request to CTAC at 875 Third Avenue, 11th Floor, New York NY, 10022. Term Loan/Deal Terms This Presentation does not reflect the potential amendment of the Company’s term loan indebtedness, and certain other terms of the Proposed Transaction that are subject to ongoing negotiation. PCAOB Audit In connection with the preparation of the proxy statement / prospectus related to the Proposed Transaction, the Company will be re-auditing its financial statements for prior years ended December 31 in accordance with the standards established by the Public Company Accounting Oversight Board (PCAOB), as required by the rules and regulations of the U.S. Securities and Exchange Commission. Such re-audit may result in revisions and/or changes to the Company’s financial statements, as compared to the Company’s current financial statements presented herein which have been audited pursuant to the standards promulgated by the American Institute of Certified Public Accountants (AICPA), which changes and revisions cannot be quantified at this time and which may be material. Accordingly, you should not place undue reliance on the historical financial information contained in this Presentation. Historical financial information The historical financial information included in this presentation is taken from draft financial statements of New Maple Holdings, Inc. (renamed Maple Holdings, Inc.) and its subsidiaries (including KORE Wireless, Inc.) as of and for the years ended December 31, 2020 and 2019 that are not final and are subject to revision based on the completion of the year-end audit. Because these financial statements have not yet been finalized, and will be subject to further review procedures by our auditors, the results and other financial information regarding the periods disclosed herein are subject to change. There can be no assurance that final results will not differ materially from the information disclosed in these draft financial statements. STRICTLY PRIVATE AND CONFIDENTIAL 3

Transaction overview Summary of KORE and CTAC proposed business combination th • On December 24 , 2020, KORE and CTAC executed a non-binding term sheet setting forth the potential terms of a business combination Transaction Timing • Definitive documentation was signed March 10, 2021 • The transaction is expected to close in Q3 2021 • Transaction implies a fully diluted pro forma enterprise value of $1,014mm, representing 15.2x based on 2022E Adj. EBITDA of $66.5mm and 16.9x based on 2021E Adj. EBITDA of $60.0mm Valuation • Existing holders of common stock, including majority KORE shareholder Abry Partners, are expected to roll 100% of their common equity • The transaction will be funded by a combination of CTAC cash held in a trust account and proceeds from a $225mm PIPE Capital Structure 1 • Transaction is expected to result in up to $484mm of total cash proceeds to fund the transaction (1) Assumes no redemption of CTAC’s existing shareholders, however actual proceeds available for the transaction are dependent on shareholder redemptions STRICTLY PRIVATE AND CONFIDENTIAL 4Transaction overview Summary of KORE and CTAC proposed business combination th • On December 24 , 2020, KORE and CTAC executed a non-binding term sheet setting forth the potential terms of a business combination Transaction Timing • Definitive documentation was signed March 10, 2021 • The transaction is expected to close in Q3 2021 • Transaction implies a fully diluted pro forma enterprise value of $1,014mm, representing 15.2x based on 2022E Adj. EBITDA of $66.5mm and 16.9x based on 2021E Adj. EBITDA of $60.0mm Valuation • Existing holders of common stock, including majority KORE shareholder Abry Partners, are expected to roll 100% of their common equity • The transaction will be funded by a combination of CTAC cash held in a trust account and proceeds from a $225mm PIPE Capital Structure 1 • Transaction is expected to result in up to $484mm of total cash proceeds to fund the transaction (1) Assumes no redemption of CTAC’s existing shareholders, however actual proceeds available for the transaction are dependent on shareholder redemptions STRICTLY PRIVATE AND CONFIDENTIAL 4

Sources & uses / pro forma valuation

($ in millions)

Estimated Sources & Uses

Sources	($mm)	
Existing KORE Shareholders Equity Rollover[1]	$ 346	38.3 %
SPAC Cash in Trust[2]	259	28.7
SPAC Sponsor Shares[3]	73	8.1
PIPE Investors	225	24.9
Total Sources	**$ 903**	**100.0 %**

Uses		
Existing KORE Shareholders Equity Rollover[1]	$ 346	38.3 %
SPAC Sponsor Shares[3]	73	8.1
Paydown of Preferred[4]	262	29.0
Paydown of Term Loan	50	5.5
Cash to Balance Sheet	133	14.7
Estimated Fees and Expenses	39	4.3
Total Uses	**$ 903**	**100.0 %**

Illustrative Pro Forma Valuation

Illustrative Share Price	$ 10.00
Pro Forma Shares Outstanding[5]	90.3
Implied Equity Value	**$ 903**
Plus: Est. Pre-Transaction Net Debt[6]	$ 294
Less: Paydown of Debt	(50)
Less: PF Cash to Balance Sheet	(133)
Implied Pro Forma Enterprise Value	**$ 1,014**
Implied 2022E Adj. EBITDA Multiple	*15.2 x*

Illustrative Pro Forma Ownership[5]



24.9%
38.3%
8.1%
28.7%
Existing KORE Shareholders Equity Rollover[1]
SPAC Public Investors[2]
SPAC Sponsor Shares[3]
PIPE Investors

(1) Represents existing holders of KORE common stock, including Abry Partners. (2) Assumes estimated cash held in trust at closing and no redemption of CTAC public shares. (3) SPAC Sponsor Shares include 6.479mm CTAC Founder Shares and 0.818mm of CTAC Private Placement Shares underlying the Private Placement Units. (4) Paydown of preferred reflects estimated aggregate liquidation preference as of 06/30/2021. (5) Excludes dilutive impact of 8.639mm warrants from CTAC's public offering and 0.273mm Private Placement Warrants underlying the Private Placement Units. All warrants have a strike price of $11.50 per share. Also excludes the impact of pro rata dilution for new management equity plan expected to be adopted at closing. (6) Pre-Transaction Net Debt equals financial indebtedness net of pre-transaction estimated cash and excludes potential debt-like items such as tax liabilities among others.

KORE

STRICTLY PRIVATE AND CONFIDENTIAL

5

KORE aligns perfectly with CTAC's strategy

Cerberus Telecom Acquisition Corp ("CTAC") in partnership with KORE will utilize its 200+ combined years of telecom and technology leadership in conjunction with Cerberus' multi-disciplinary investment and resource platforms to create value through the upcoming next generation telecom and technology super cycle

Investment Team



Stephen Feinberg
Co-Founder
Co-Founder and Co-CEO of Cerberus



Frank Bruno
Co-Founder and Chairman
Co-CEO of Cerberus
Former President of Cerberus Global Investments



Nick Robinson
Co-CIO
Cerberus Managing Director, Head of Trading and Member of Cerberus Corporate Credit Committee



Michael Palmer
Co-CIO
Cerberus Managing Director, Private Equity

Management and Distinguished Advisory Board



Tim Donahue
CEO and Director
NEXTEL | Sprint



Hossein Moiin
Advisory Board Member and Director
NOKIA | T Mobile



Shervin Gerami
Advisory Board Member
TeleWorld Solutions
SmallCellSite.com



Tim Kasbe
Advisory Board Member
ZOHO | The Warehouse Group



Shaygan Kheradpir
CTO, Advisory Board Chair, and Director
MTN | verizon | Juniper



Tamara Casey
Advisory Board Member
NEXTEL | CISCO | AURA



Peter Foyo
Advisory Board Member
NEXTEL | AT&T Wireless | Telecom

Deep Industry Relationships

AT&T, MTN, verizon, Telefónica, T-Mobile, Telstra
Intel, NOKIA, ERICSSON, CISCO, The Carlyle Group
SoftBank, MAXAR, Qualcomm, ligado
SAMSUNG, American Tower, AURA, Telecom
airtel, abry partners, Comcast, Twitter
Fortress, MDP
THERMO, Juniper, dish, Rakuten, amazon
Google, Grain, Morgan Stanley
Skyworks, Subcom, Dell, Frontier, BlackBerry
SK telecom, SmallCellSite.com, Microsoft, ciena
Jio, Brookfield, Marvell, JABIL
Vodafone, RingCentral, Globalstar, Anterix
TeleWorld Solutions, facebook

KORE

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CTAC views KORE as having downside protection (predictable revenue) with significant upside potential

KORE satisfies all of CTAC's initial investment criteria

- ✓ Growth-oriented company with recurring, predictable revenue and sustainable free cash flow
- ✓ Market-leading company with demonstrated technology and competitive advantages that are difficult for competitors to replicate
- ✓ Strong management team ready to accelerate growth with our partnership
- ✓ Will benefit from being publicly traded, with access to capital, and / or an improved capital structure
- ✓ Attractive risk-adjusted return for shareholders; potential upside from growth weighed against any identified downside risks

Initial target universe

Physical Infrastructure	Network Infrastructure
Towers / Small Cells	IoT Devices / Sensors
Fiber	Software Defined Networks
Data Centers (Edge & Macro)	5G Applications Software
Private Networks	Edge AI
Spectrum	Spectrum Sharing
Satellites	Open RAN / Cloud RAN

With its proprietary network technologies and 44 carrier integrations, KORE Wireless is a leading solutions enabler for Internet of Things (IoT) and is well positioned across both physical and network infrastructure areas

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Business OverviewBusiness Overview

With the oncoming tidal wave of connected devices, KORE’s mission is to simplify the complexities of IoT and help customers Deploy, Manage, and Scale their mission-critical IoT solutions STRICTLY PRIVATE AND CONFIDENTIAL 9With the oncoming tidal wave of connected devices, KORE’s mission is to simplify the complexities of IoT and help customers Deploy, Manage, and Scale their mission-critical IoT solutions STRICTLY PRIVATE AND CONFIDENTIAL 9

KORE at a glance

Leading global, independent provider of ***mission critical IoT solutions***

Who We Are

- KORE is a market leader in enabling end-to-end IoT solutions for enterprises
- ***Trusted advisor***, enabling our customers to ***Deploy, Manage and Scale*** their IoT solutions
- Blue chip customer base including market leading Fortune 500 enterprises and innovative solutions providers across high growth verticals such as connected health, industrial IoT, asset monitoring, fleet management and comms. services

Why We Win

- ✓ Proprietary IP-based services: ***Connectivity, Solutions & Analytics***
- ✓ Market leading IoT knowledge and experience to help navigate the complex IoT ecosystem
- ✓ Global independent ***IoT connectivity and solutions enabler*** with an integrated network of key partners

Key Attributes

Global Scale (as of 12/31/20)

- 190+ countries coverage
- 44 carrier integrations
- ~12M devices managed
- 3,600+ customers
- 500+ employees

Forecasted Visibility & Profitability

- Revenue $238M[1]
- 92%+ recurring revenue[2]
- Average 90%+ revenue visibility through 2023[3]
- 57% Gross Margin[1]
- 28% EBITDA Margin[1]

Compelling Growth Opportunities

- IoT, eSIM and 5G use cases present massive opportunity
- Strong track record of highly accretive M&A
- Highly scalable KORE One platform positions company for growth

Note: Financials represent KORE's projections developed for the purposes of this presentation. (1) Represents 2022E Forecast financials. (2) Recurring revenues include connectivity and programmatic IoT Solutions revenue. (3) Revenue visibility is based on the installed base which includes customers which had a signed contract with KORE by the end of 2020, normalized for one time churn customers from the acquisition of Raco and Wyless

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KORE business model: offering high demand IoT services

Product line	Products	Product description	Primary pricing method
Connectivity *74% of 2020E* *59% of 2025E[1]*	Connectivity as a Service (CaaS)	• IoT connectivity services offered through market leading IoT platform 'KORE One' • Our connectivity solutions allow devices to seamlessly and securely connect anywhere in the world across any connected network, which we call our multiple devices, multiple locations, multiple carriers CaaS value prop	Per subscriber per month for lifetime of device (7-10 years and growing) Multi-year contracts with automatic renewals
	Connectivity Enablement as a Service (CEaaS)	• Connectivity Management Platform as a Service (or individual KORE One engine) • Cellular Core Network as a Service (cloud native HyperCore)	
IoT Solutions *26% of 2020E* *41% of 2025E[1]*	IoT Device Management Services	• Outsourced platform-enabled services (e.g., logistics, configuration, device management) • Sourcing of 3rd party devices globally, device design and selection services	Upfront fee per device or per device per month
	IoT Security	• KORE's SecurityPro SaaS platform	Per subscriber per month
	Location Based Services (LBS)	• KORE's PositionLogic SaaS platform and LBS APIs	Per subscriber per month

Product list is being expanded e.g., through the Private Networking (PNaaS) offering and industry pre-configured solutions

[1]Percentage of revenue from go forward customers.

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KORE differentiators and IoT customer use cases

KORE differentiators

Connectivity

- ✓ 44 carrier integrations (each takes ~2 years)
- ✓ Industry leading KORE One platform (7 engines)
- ✓ ConnectivityPro service and related APIs
- ✓ eSIM technology stack/ proprietary IP
- ✓ Hypercore technology

IoT Solutions

- ✓ Deep industry vertical knowledge and experience
  - — Connected Health – FDA, HIPAA, ISO 9001/13485
  - — Fleet Management – SaaS product and APIs, video bundle
- ✓ Unmatched breadth of solutions and analytics services
  - — SecurityPro network intelligence service
  - — Asset management, mobile data management, logistics services
  - — Network certification expertise
- ✓ 3,400+ connectivity-only customers for cross-sell

KORE customer IoT use cases


Fleet Mgmt.


Connected Blood Sugar Monitors


Home Security


Connected Gas Tank Monitors


Offender Trackers


Connected Alcohol Monitors


Smart City Lighting Systems


Smart Meters

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IoT deployments are extremely complex

Top challenges in IoT deployments



Lack of in-house IoT expertise and resources
Inability to contextualize and analyze data
Challenges in interoperability and compatibility
Fragmented ecosystem requiring multiple partners
Lack of solution deployment planning and experience
Issues in compliance with regulations
Risks and pitfalls in IoT Security

KORE's IoT in a Box



1 IoT Strategy & End-to-End Security
2 Technology Evaluation, Selection, Dev.
3 Connectivity, Device & Data Management
4 Deployment (forward logistics)
KORE
5 Operations Management & Support
6 Sustainment (Reverse Logistics)
7 Analysis & Optimization

Customer benefits:
- ✓ Broad IoT capabilities
- ✓ Full control over IoT stack
- ✓ Secure & cost efficient
- ✓ Fast time to market

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Customer case study: Customer #1

Customer #1 is a multinational medical devices company. KORE works with the cardiac monitoring (pacemakers and related devices) division, which is a market leader in this line of products. It has been KORE's customer for >10 years.


Cardiac Device
Bedside Monitor
KORE CaaS
Physician Portal

KORE Solution: IoT enablement of cardiac devices

- Helped ***design a custom connectivity device*** which works with a large number of cellular networks globally; contracted manufacturing with a global contract manufacturer
- KORE is an ***extension of the customer's supply chain***, configuring & handling 200-300K devices per year (growing 20%+ year) with facilities which are:
  - ✓ ISO 13485 / 9001 certified
  - ✓ FDA Registration 21 CFR Part 820 compliant
  - ✓ HIPAA (U.S.) and GDPR (EU) compliant

KORE global connectivity

- Provided a ***global connectivity package*** to provide connectivity across a large number of countries
- Acting as a ***trusted advisor*** for customer with transition of 2G/3G devices to LTE (in 2021/22)
- Almost ***1 million*** subscribers and growing fast, leading to significant CaaS revenue stream for 7-10 years per device
- Upsell to ***eSIM*** highly likely given global footprint of services

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Focus industry sector: Connected Health

KORE's credentials in Connected Health will drive market share in an expanding market

Connected Health overview

17.5%	Industry CAGR[1]	~$300M	2025 Target Revenue

Key Use Cases:

- ***Remote Patient Monitoring:*** Cardiac Rhythm Monitoring
- ***Remote Patient Monitoring:*** Chronic Disease Management
- Medical Equipment Diagnostics
- Clinical Trials with Medical Sensor Telemetry

KORE Connected Health capabilities

Streamline Implementation: Simplifies the complexities of IoT, overcoming barriers to adoption and leading to deployment

Remain Compliant: Quality and Regulatory experience and a focus on information security allows KORE to provide real-time data insights

Stay Connected: Provides superior coverage and reliability in order to monitor remote patients and track mobile employees

Leverage our credentials and track record to expand and grow segments and new anchor accounts

Segment	Representative Connected Health Players
Cardiac Rhythm Monitoring	Medtronic, Abbott, Boston Scientific, BIOTRONIK, LivaNova
Chronic Disease Management	Livongo, VERUSTAT, Myia, HCA Healthcare, Ascension, Anthem BlueCross, Edwards
Medical Equipment Diagnostics	FRESENIUS, Carestream, LifePak, DaVita, Hill-Rom, Air Liquide Healthcare, Dräger
Clinical Trials with Medical Sensors	parexel, IQVIA, Medable, Clinical ink, medidata, ICON, COVANCE, SIGNANT HEALTH

(1) Per ABI Market Tracker Forecasts

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KORE's five focus industry sectors, representing 80%+ of the IoT market, are growing fast

5G drives significant new use cases in mission critical applications across KORE's target industries

Vertical	2020P-2025P CAGR	Transformational use cases			
KORE Assets	34.2 %	Home / Business Security	Offender Tracking	Alcohol Monitoring	Critical Asset Management
KORE Industrial	29.4 %	Smart Utilities / Meters	Smart Cities / Buildings	Smart Factories	Industrial IoT
KORE Communication Services	22.4 %	IoT & Consumer service providers	Carrier IoT Business Units	Enterprise Connectivity	Private Networking
KORE Connected Health	17.5 %	Remote Patient Monitoring	Clinical Trials	Medical Alert Monitoring	Medical Equipment Diagnostics
KORE Fleet	17.3 %	Stolen Vehicle Recovery	Fleet Tracking / Telematics	Usage Based Insurance	Connected Car

Source: ABI Market Tracker, Market Research Future, Grand View Research and KORE Forecasts

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KORE: unique “one stop shop” IoT Solutions enabler is a differentiated player providing comprehensive IoT solutions – CaaS, Solutions & Analytics IoT Ecosystem Partners Analytics & Connectivity Solutions Cloud Platforms ü IoT specialistü Secure & cost efficientü Full control over IoT stackü Fast time to market STRICTLY PRIVATE AND CONFIDENTIAL 17KORE: unique “one stop shop” IoT Solutions enabler is a differentiated player providing comprehensive IoT solutions – CaaS, Solutions & Analytics IoT Ecosystem Partners Analytics & Connectivity Solutions Cloud Platforms ü IoT specialistü Secure & cost efficientü Full control over IoT stackü Fast time to market STRICTLY PRIVATE AND CONFIDENTIAL 17

KORE is well positioned in the early innings of an exciting growth opportunity in IoT



2020
2025
2030
TAM ($bn)
$382B
$78B
$269B
$35B
18.9% CAGR
$906B
$250B
$608B
$48B
50.5% CAGR
~$7 Trillion
Applications & Platforms
Managed Services
Connectivity
Devices (bn)
12%
12%
10%
26%
40%
15.8% CAGR
7%
10%
5%
21%
57%
24.6% CAGR
2%
5%
3%
12%
78%
Connected Devices = 22 billion
IoT Devices = 12 billion
Connected Devices = 37 billion
IoT Devices = 25 billion
Connected Devices = 91 billion
IoT Devices = 75 billion
M2M IoT
Smartphones
PC / Tablets
TVs
Other

Source: GSMA (IoT Revenue: State of the Market 2020); Ericsson (Mobility Report 2020); Cisco Annual Internet Report Highlights Tool 2020; IDC (Worldwide 5G Connections Forecast, 2019-2023) and KORE Forecasts

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Significant potential growth opportunity

IoT connections by technology



45% of total mobile data over 5G networks
2.7B Low-Power Wide-Area Connections by 2025
$0.9B eSIM revenue generated in 2024
5G at scale
Massive IoT Powered by LPWA
eSIM Adoption
Connections (Millions)
80,000
70,000
60,000
50,000
40,000
30,000
20,000
10,000
0
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
Broadband & Critical IoT (4G/5G)
Massive IoT (Licensed LPWA – NBIoT & CAT-M)
Legacy (2G/3G)
Unlicensed LPWA and Satellite
Short-Range IoT (WiFi, BT, Z-Wave)

- ***CaaS[(1)]***
  - ***Licensed***
  - ***Unlicensed***
  - ***Satellite***
- ***CEaaS [(2)]***
  - ***CNaaS***
  - ***CMPaaS***
  - ***PNaaS***
- ***IoT Solutions [(3)]***
  - ***Managed Services***
  - ***Analytics***

- ***IoT Solutions [(3)]***
  - ***Managed Services***
  - ***Analytics***

Source: Cisco Annual Internet Report Highlights Tool 2020, GSMA (IoT Revenue: State of the Market 2020); Ericsson (Mobility Report 2020), KORE Forecasts
Note: (1) CaaS = Connectivity as a Service – managed connectivity services offering for connecting IoT device; (2)CEaaS = Connectivity Enablement as a Service – includes managed Core Network as a Service (CNaaS), Private Networking as a Service (PNaaS) and Connectivity Management Platform (CMPaaS); (3) IoT Solutions = IoT managed services including IoT product design, supply chain, configuration, connectivity, and reverse logistics for customers

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5G will enable a connected planet

Precision agriculture
$0.3T



Construction and mining
$1.1T



Digitized education
$0.3T



Connected healthcare
$1.1T



Powering the digital economy
$13.2 Trillion
in global economic value by 2035



$2.3T
Richer mobile experiences



$4.7T
Smart manufacturing



$1.2T
Intelligent Retail



$2.2T
Smart city

Source: The 5G Economy (Qualcomm)

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KORE expects to be a leading enabler of 5G adoption

KORE provides 5G connectivity and simplified management
Powered by KORE's 5G-ready eSIM and multi-multi-multi value proposition enabled by proprietary KORE One platform

KORE aims to enable seamless transition to 5G
Powered by KORE's strength in carrier relationships and experience in managing network transitions

KORE aims to accelerate 5G use cases
Powered by KORE's pre-configured solutions and industry-specific IoT Managed Services portfolio



Secure
5G
5G Massive IoT
5G Broadband
5G Ultra-Reliable
Low complexity • Extended coverage • High connection density • Energy efficiency
Extreme throughput • Enhanced special efficiency • Extended coverage
Low latency • Ultra reliability • Location precision

KORE aims to enable Edge deployments
Powered by its plans for a fully virtualized multi-carrier gateway on the Edge (KORE Anywhere)

KORE enables Private Network Deployments
Powered by its fully virtualized core network (KORE HyperCore)

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Phased transformation to KORE 3.0

Year Zero — 2018
- Strategy 3.0 finalized
- 5-year investment program approved

Year One — 2019
- One Team KORE; high-performance culture
- Begin transformation of connectivity proposition/platform
- Integrate acquisitions including Aspider, bring eSIM to market

Year Two — 2020
- Acquisition/integration of Integron; launch of IoT managed services
- Launch KORE One & LPWA offering
- Introduce intelligent network monitoring

Year Three — 2021
- Capability acquisition strategy to continue
- Industry GTM (5 focus sectors), LPWA and eSIM industry leadership
- 5G innovation

Year Four — 2022
- Broadened industry sector expertise with integrated products
- Analytics and other key Industry GTM acquisition strategy
- 5G, edge analytics off KORE One platform

Year Five — 2023
- Portfolio mix from 100% connectivity towards 50/50 connectivity/services
- Accelerate 5G adoption
- Lead the promise of "AI + IoT"



Phase 1: Launch Transformation
Phase 2: Industry GTM & eSIM
Phase 3: Lead with 5G & Analytics

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KORE's growth acceleration to ~$1B in sales



~ $900M[2]
~$ 700M[1]
$ 219M
Customer portfolio growth > 20%
Selling existing customers multiple services
Pre-configured IoT industry solutions
Edge and AI analytics portfolio expansion
Robust M&A pipeline of strategic and accretive opportunities
New customers & products
KORE Today
Organic Volume Growth
Cross-sell and Upsell
Deepening Presence in Focus Industry Sectors
Enhancing AIoT Capabilities
KORE in the Future
Bolt on M&A
KORE in in the Future with M&A

KORE Expects to Scale to Become a Billion-Dollar Business, Targeting the $900bn+ IoT Market by 2025

(1) KORE's projections that serve as the basis of this presentation estimate 2025E Revenue of $414mm; $700mm of '25E "KORE in the Future" revenue includes ~$250M of organic upsides not in KORE's base case. (2) Includes ~$245MM of M&A upside by 2025

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Past M&A wins coupled with strong future M&A pipeline

KORE has a successful track record of executing and integrating strategic acquisitions

Recent M&A Transaction Highlights

INTEGRON

Strategic impact
- Furthered our strategy as a leader in IoT Managed Services
- Expanded presence in Healthcare & Life Sciences markets
- Accretive deal, has had a de-levering effect
- Rapid, successful integration results in ~25% growth in 2020
- Differentiates KORE wrt carriers and other pure-play providers
- Date Acquired: Nov 2019

Aspider

Strategic impact
- Helped position KORE as a leader in the Gartner Magic Quadrant
- Expanded geographical presence in Europe and Africa
- Added significant IP & key capabilities in eSIM / Core Networking
- KORE's target for eSIM shipments is 1MM in 2020
- Key part of our emerging CEaaS service portfolio
- Date Acquired: Dec 2018

Illustrative M&A Pipeline

Target	Location	Solution Offerings	Est. Revenue (M)
Company A	US	Industrial IoT & IoT Connectivity	$50
Company B	US	IoT Solutions (GPS Tracking, Failover/Primary)	$40
Company C	US	IoT Solutions (GPS Tracking, Failover/Primary, First Response)	$10
Company D	US	IoT Solutions (MDM, Mobility, Analytics)	$8
Company E	US	IoT Solutions (POTS replacement, Failover/Primary)	$20
Company F	US	IoT Solutions (Failover/Primary)	$2
Company G	Europe	IoT Connectivity & Core NW	$8
Company H	Europe	IoT Connectivity & Core NW	$20
Company I	Brazil	Location Based Services SaaS	$5
Company J	Brazil	IoT Connectivity & Core NW	$6

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KORE: accelerating growth & revenue visibility

Scale & Growth		Established & Proven	
+69%	Growth in Total Contract Value of Wins in 2020E vs. 2019A[1]	~92%	Recurring Revenue in 2020E
+26%	Top 25 Customer Revenue CAGR from 2018A to 2022P	<1%	BAU Churn from Go-Forward Customers in 2020P[2,3]
+29%	FY2020E Go-Forward Customer SIM Count vs. PY[3]	~90%+	Average Revenue Visibility from Installed Base through 2023P[4]

Note: (1) Total Contract Value is the estimated revenue from new or existing customer wins over an approx. 3-year time period based on customer and sales force forecasts of unit growth and contracted prices. (2) BAU Churn is Business as Usual Churned Revenue from Customers which decided not to do business with KORE in 2020. (3) Normalized for one time churn customers from the acquisition of Raco and Wyless. (4) The installed base includes customers which had a signed contract with KORE by the end of 2020, but excludes one time churn customers from the acquisition of Raco and Wyless

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KORE’s TCV wins increased by 69% in 2020 Estimated TCV (Total Contract Estimated TCV (Total Contract Value) Value) of Wins by Quarter of Wins by Quarter $ 58 $ 51 $ 44 $ 42 $ 33 $ 27 $ 20 $ 20 Q1 19 Q2 19 Q3 19 Q4 19 Q1 20 Q2 20 Q3 20 Q4 20 2019 TCV: $110MM 2020 TCV: $186MM +69% TCV Growth Note: Total Contract Value (TCV) is the estimated revenue from new or existing customer wins over an approx. 3-year time period based on customer and sales force forecasts of unit growth and contracted prices STRICTLY PRIVATE AND CONFIDENTIAL 26KORE’s TCV wins increased by 69% in 2020 Estimated TCV (Total Contract Estimated TCV (Total Contract Value) Value) of Wins by Quarter of Wins by Quarter $ 58 $ 51 $ 44 $ 42 $ 33 $ 27 $ 20 $ 20 Q1 19 Q2 19 Q3 19 Q4 19 Q1 20 Q2 20 Q3 20 Q4 20 2019 TCV: $110MM 2020 TCV: $186MM +69% TCV Growth Note: Total Contract Value (TCV) is the estimated revenue from new or existing customer wins over an approx. 3-year time period based on customer and sales force forecasts of unit growth and contracted prices STRICTLY PRIVATE AND CONFIDENTIAL 26

KORE’s SIM growth momentum is accelerating 2020 2020 sequential sequential SIM growth for Go Forward SIM growth for Go Forward 2020 2020 average average SIM count SIM count for Go Forward customers for Go Forward customers customers customers (in M) (in M, % of total) Annualized 10.9 18% 10% 29% 48% Growth : 10% 9.7 1.2 9.1 8.9 12% 10% 9% 64% 0.6 60% 63% 64% 0.4 0.2 26% 27% 27% 26 % Q1Q2Q3Q4 Q1 Q2 Q3 Q4 Healthcare Industrial, Fleet, Asset Monitoring Communications & Other Note: Represents go forward SIMs; ~12M total SIMs as of 2020E. STRICTLY PRIVATE AND CONFIDENTIAL 27KORE’s SIM growth momentum is accelerating 2020 2020 sequential sequential SIM growth for Go Forward SIM growth for Go Forward 2020 2020 average average SIM count SIM count for Go Forward customers for Go Forward customers customers customers (in M) (in M, % of total) Annualized 10.9 18% 10% 29% 48% Growth : 10% 9.7 1.2 9.1 8.9 12% 10% 9% 64% 0.6 60% 63% 64% 0.4 0.2 26% 27% 27% 26 % Q1Q2Q3Q4 Q1 Q2 Q3 Q4 Healthcare Industrial, Fleet, Asset Monitoring Communications & Other Note: Represents go forward SIMs; ~12M total SIMs as of 2020E. STRICTLY PRIVATE AND CONFIDENTIAL 27

Financial OverviewFinancial Overview

Pro forma financial summary Historicals Prelim. Forecast CAGR 3 3 (US$ in millions) 2018A 2019A 2020P 2021P 2022P 2023P 2024P 2025P '21P-'25P CaaS $ 115 $ 125 $ 138 $ 144 $ 163 $ 187 $ 213 $ 246 14% % Growth 9% 10% 5% 13% 15% 14% 15 % IoT Solutions 40 47 48 59 70 89 120 168 30% % Growth 20% 1% 24% 17% 28% 35% 40 % One Time Churn 46 33 22 15 5 - - - - Total Revenue $ 200 $ 206 $ 207 $ 219 $ 238 $ 276 $ 333 $ 414 17% % Total Growth 3% 1% 6% 9% 16% 21% 24% (-) COGS (81) (82) (85) (94) (102) (117) (140) (172) Total Gross Profit $ 119 $ 123 $ 122 $ 125 $ 136 $ 158 $ 193 $ 242 18% % Gross Margin 59% 60% 59% 57% 57% 57% 58% 58% 1 (66) (66) (66) (65) (69) (77) (86) (101) (-) SG&A Adj. EBITDA $ 53 $ 57 $ 57 $ 60 $ 67 $ 82 $ 107 $ 140 24% % Adj. EBITDA Margin 26% 28% 27% 27% 28% 30% 32% 34 % Total Capex (12) (12) (12) (13) (13) 2 $ 32 $ 42 $ 60 $ 91 $ 123 Unlevered FCF Cum. FCF 32 75 135 226 349 Note: Financials represent KORE’s projections through 2025E developed for the purposes of this presentation. 2020 results are preliminary and unaudited, refer to disclaimer for prior periods. Historicals are pro forma adjusted for the impact of the Integron and Aspider acquisitions. (1) Assumes $1.5mm of public company costs. (2) Unlevered FCF defined as Adj. EBITDA less total capex, less cash adjustments, less increases in NWC; refer to page 42 for a reconciliation of Reported to Adj. EBITDA. (3) 2021E and 2022E Adjusted Total Revenue growth of 13.9% and 15.1%, respectively, excluding the normalization of one time churn customers from the acquisition of Raco and Wyless and adjusting for the known one time impact of 2G/3G sunsetting as KORE transitions customers to LTE/5G networks ($17.3mm and $21.7mm in 2021E and 2022E, respectively) STRICTLY PRIVATE AND CONFIDENTIAL 29Pro forma financial summary Historicals Prelim. Forecast CAGR 3 3 (US$ in millions) 2018A 2019A 2020P 2021P 2022P 2023P 2024P 2025P '21P-'25P CaaS $ 115 $ 125 $ 138 $ 144 $ 163 $ 187 $ 213 $ 246 14% % Growth 9% 10% 5% 13% 15% 14% 15 % IoT Solutions 40 47 48 59 70 89 120 168 30% % Growth 20% 1% 24% 17% 28% 35% 40 % One Time Churn 46 33 22 15 5 - - - - Total Revenue $ 200 $ 206 $ 207 $ 219 $ 238 $ 276 $ 333 $ 414 17% % Total Growth 3% 1% 6% 9% 16% 21% 24% (-) COGS (81) (82) (85) (94) (102) (117) (140) (172) Total Gross Profit $ 119 $ 123 $ 122 $ 125 $ 136 $ 158 $ 193 $ 242 18% % Gross Margin 59% 60% 59% 57% 57% 57% 58% 58% 1 (66) (66) (66) (65) (69) (77) (86) (101) (-) SG&A Adj. EBITDA $ 53 $ 57 $ 57 $ 60 $ 67 $ 82 $ 107 $ 140 24% % Adj. EBITDA Margin 26% 28% 27% 27% 28% 30% 32% 34 % Total Capex (12) (12) (12) (13) (13) 2 $ 32 $ 42 $ 60 $ 91 $ 123 Unlevered FCF Cum. FCF 32 75 135 226 349 Note: Financials represent KORE’s projections through 2025E developed for the purposes of this presentation. 2020 results are preliminary and unaudited, refer to disclaimer for prior periods. Historicals are pro forma adjusted for the impact of the Integron and Aspider acquisitions. (1) Assumes $1.5mm of public company costs. (2) Unlevered FCF defined as Adj. EBITDA less total capex, less cash adjustments, less increases in NWC; refer to page 42 for a reconciliation of Reported to Adj. EBITDA. (3) 2021E and 2022E Adjusted Total Revenue growth of 13.9% and 15.1%, respectively, excluding the normalization of one time churn customers from the acquisition of Raco and Wyless and adjusting for the known one time impact of 2G/3G sunsetting as KORE transitions customers to LTE/5G networks ($17.3mm and $21.7mm in 2021E and 2022E, respectively) STRICTLY PRIVATE AND CONFIDENTIAL 29

Strong organic growth performance, lift off ahead

2018A – 2025P Revenue Bridge


($ in millions)
% of Revenue from Installed Base as of 2020A
~97%
~90%
~83%
~79%
~75%
+10% CAGR
+10% CAGR
+14% CAGR
+30% CAGR
$ 200
$ 46
$ 115
$ 40
$ 206
$ 33
$ 125
$ 47
$ 207
$ 22
$ 138
$ 48
$ 219
$ 15
$ 144
$ 59
$ 238
$ 5
$ 163
$ 70
$ 276
$ 187
$ 89
$ 333
$ 213
$ 120
$ 414
$ 246
$ 168
2018A
2019A
2020P
2021P
2022P
2023P
2024P
2025P
IoT Solutions
CaaS
One-time Churn

Commentary

Organic Revenue Growth

- ~26% organic growth (average from 2018 to 2022) with top customers driven by volume gains and cross selling
- Average ~90%+ revenue visibility through 2023P
- ~92% recurring revenue

One Time 2G / 3G Sunsetting

- Forecast reflects known impact of sunsetting as the industry transitions to 5G

One Time Churn

- Forecast reflects one time churn from historical integration events
- By nature of KORE's business, it takes several years for non-core customer revenue to churn off the network despite the churn decision being made several years ago

Note: Financials represent KORE's projections through 2025E developed for the purposes of this presentation

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Extremely high level of '21P-'25P revenue visibility



2021P – 2025P Revenue Visibility
($ in millions)
Installed Base as of 2021P
~99%
~97%
~91%
~86%
~83%
Installed Base as of 2020A
~97%
~90%
~83%
~79%
~75%
17% CAGR
$ 219
$ 5
$ 34
$ 15
$ 164
$ 238
$ 17
$ 43
$ 5
$ 168
$ 276
$ 22
$ 22
$ 50
$ 181
$ 333
$ 44
$ 26
$ 58
$ 205
$ 414
$ 70
$ 30
$ 68
$ 245
2021P
2022P
2023P
2024P
2025P
Existing Installed Base
One Time Churn
2020 Wins
2021 Projected Wins
Future Projected Wins

Note: Financials represent KORE's projections through 2025E developed for the purposes of this presentation. The installed base includes customers which had, or expect to have, a signed contract with KORE, but excludes one time churn customers from the acquisition of Raco and Wyless

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2020 closed with incredible momentum

2020 Quarterly Adj. Revenue[1]


($ in millions)
Same Qtr PY Growth
3%
3%
6%
17%
$ 44
$ 46
$ 47
$ 49
Q1 20
Q2 20
Q3 20
Q4 20
2020 Adj. Revenue: $186MM¹

Business Momentum

+69%
Growth in Total Contract Value of Wins in 2020E vs. 2019A[2]

+26%
Top 25 Customer Revenue CAGR from 2018A through 2022E

~92%
Recurring Revenue in 2020E

+90%
Average Revenue Visibility From Installed Base Through 2023P[3]

+48%
Annualized Net SIM Growth from Go Forward Customers in Q4 vs. Q3 20

+29%
FY2020E Go Forward Customer SIM Count vs. PY

(1) Adj. Revenue is normalized for one time churn customers from the acquisition of Raco and Wyless. (2) Total Contract Value is the estimated revenue from new or existing customer wins over an approx. 3-year time period based on customer and KORE sales force forecasts of unit growth and contracted prices. (3) The installed base includes customers which had a signed contract with KORE by the end of 2020, but excludes one time churned customers

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AppendixAppendix

KORE’s IoT managed services portfolio KORE provides a one-stop-shop for IoT deployment IoT Strategy Technology Connectivity , Deployment Operations Sustainment Analysis & 13 & End-to-end 2 Evaluation, Device & Data4 (forward 5 Management & 6 (reverse 7 Optimization Security Selection, Dev Management logistics) Support logistics) B Busi usiness Outcomes ness Outcomes / Network Network( (ss)) Selection Selection // Technica Technical l Sup Support port Tier Tier Ad Adv va anced nced Data Cleansing Data Cleansing & & 1.1 2.1 Architecture Architecture 3.1 4.1 F Fo orecasti recasting ng 5.1 6.1 7.1 B / Busi usiness C ness a Cse ase Ca Carri rrier Contra er Contracts cts 1 & 2 1 & 2 Manage Managed Serv d Serviic ce es s Norma Normal liz iza ati tion on Tier 3 Tier 3 – – SSe ec curi urity by ty by De De ssi ign gn C Connecti onnectiv vity ity / / Network Network Secured Secured Da Data ta Ord Orde err Data S Data Storage torage, , 1.2 2.2 3.2 4.2 5.2 Network Network & & Sy Syst stems ems 6.2 Mi Migr grati atio on Serv n Serviic ce es s 7.2 (e (e nti ntrir e e s s tt ac ac k) k) Stra Strate teg gy y E Exchange xchange Manage Management ment R Re etriev trieva als & ls & R Re ep pl la ays ys S Support upport Returns Returns P Partner artner Io IoT Pl T Platfo atform rm / / C Cllo ou ud d Sub Subscri scrip ption tion Li Liffecy ecycle cle Configura Configurati tion on Netw Network Mgmt. & ork Mgmt. & Data Enrichment & Data Enrichment & 1.3 2.3 3.3 4.3 5.3 6.3 Ma Management / nagement / Asset Asset 7.3 Stra Strate teg gy y Selection Selection Inte Integr grati atio on n Manage Management ment Orc Orchestra hestrat tion ion C Contextual ontextualization ization R Re ecov covery ery Usage Usage Application Design / Supply Chain Quality Management Advanced Application Design / Supply Chain Quality Management Advanced Proof of Concept Optimization & Fraud Data Visualization 1.4 Proof of Concept 2.4 3.4 Optimization & Fraud 4.4 5.4 6.4 7.4 Data Visualization Development Development Manage Management ment ( (IS ISO 13485 O 13485, , 9001) 9001) E Exchange xchange Mgmt. Mgmt. Dev Deviice / ce / Mod Modul ule e H Hi iera erarchi rchica cal l Account Account G Gl lo obal bal / Re / Regi gio onal nal Re Regul gula atory tory Site Site AI AIo oT – T – D Descrip escript tiv ive e, , 1.5 2.5 Selection, Selection, Va Valid lida attion ion & & 3.5 Setup Setup & & 4.5 Site Serv Site Services ices 5.5 6.5 7.5 FFootpri ootprint nt Compl Complia iance nce Maintenance Maintenance Pr Prescri escrip pti tive ve, , Pr Predi edic cti tive ve C Ce ertif rtifica icattion ion Manage Management ment Dev Deviice ce Security Security & & Global Import / Endpoint / Global Import / Endpoint / Organizational Develop, Test, Management, OEM Warranty Deep Network Organizational Develop, Test, Management, OEM Warranty Deep Network 1.6 2.6 3.6 4.6 Export 5.6 Subscription 6.6 7.6 Export Subscription Governance Prototype & Pilot Diagnostics & Management Monitoring using Governance Prototype & Pilot Diagnostics & Management Monitoring using Management Management Management Management Troubleshooting Metadata Troubleshooting Metadata Business Continuity Deployment Process Deployment Setup & Asset Change / Release End of Life Application Integration Business Continuity Deployment Process Deployment Setup & Asset Change / Release End of Life Application Integration 1.7 2.7 3.7 4.7 5.7 6.7 7.7 / Disaster Recovery Design Optimization Management Management Management & Device Feedback / Disaster Recovery Design Optimization Management Management Management & Device Feedback Delivery: KORE Internal KORE & Partner Hybrid Partner STRICTLY PRIVATE AND CONFIDENTIAL 34KORE’s IoT managed services portfolio KORE provides a one-stop-shop for IoT deployment IoT Strategy Technology Connectivity , Deployment Operations Sustainment Analysis & 13 & End-to-end 2 Evaluation, Device & Data4 (forward 5 Management & 6 (reverse 7 Optimization Security Selection, Dev Management logistics) Support logistics) B Busi usiness Outcomes ness Outcomes / Network Network( (ss)) Selection Selection // Technica Technical l Sup Support port Tier Tier Ad Adv va anced nced Data Cleansing Data Cleansing & & 1.1 2.1 Architecture Architecture 3.1 4.1 F Fo orecasti recasting ng 5.1 6.1 7.1 B / Busi usiness C ness a Cse ase Ca Carri rrier Contra er Contracts cts 1 & 2 1 & 2 Manage Managed Serv d Serviic ce es s Norma Normal liz iza ati tion on Tier 3 Tier 3 – – SSe ec curi urity by ty by De De ssi ign gn C Connecti onnectiv vity ity / / Network Network Secured Secured Da Data ta Ord Orde err Data S Data Storage torage, , 1.2 2.2 3.2 4.2 5.2 Network Network & & Sy Syst stems ems 6.2 Mi Migr grati atio on Serv n Serviic ce es s 7.2 (e (e nti ntrir e e s s tt ac ac k) k) Stra Strate teg gy y E Exchange xchange Manage Management ment R Re etriev trieva als & ls & R Re ep pl la ays ys S Support upport Returns Returns P Partner artner Io IoT Pl T Platfo atform rm / / C Cllo ou ud d Sub Subscri scrip ption tion Li Liffecy ecycle cle Configura Configurati tion on Netw Network Mgmt. & ork Mgmt. & Data Enrichment & Data Enrichment & 1.3 2.3 3.3 4.3 5.3 6.3 Ma Management / nagement / Asset Asset 7.3 Stra Strate teg gy y Selection Selection Inte Integr grati atio on n Manage Management ment Orc Orchestra hestrat tion ion C Contextual ontextualization ization R Re ecov covery ery Usage Usage Application Design / Supply Chain Quality Management Advanced Application Design / Supply Chain Quality Management Advanced Proof of Concept Optimization & Fraud Data Visualization 1.4 Proof of Concept 2.4 3.4 Optimization & Fraud 4.4 5.4 6.4 7.4 Data Visualization Development Development Manage Management ment ( (IS ISO 13485 O 13485, , 9001) 9001) E Exchange xchange Mgmt. Mgmt. Dev Deviice / ce / Mod Modul ule e H Hi iera erarchi rchica cal l Account Account G Gl lo obal bal / Re / Regi gio onal nal Re Regul gula atory tory Site Site AI AIo oT – T – D Descrip escript tiv ive e, , 1.5 2.5 Selection, Selection, Va Valid lida attion ion & & 3.5 Setup Setup & & 4.5 Site Serv Site Services ices 5.5 6.5 7.5 FFootpri ootprint nt Compl Complia iance nce Maintenance Maintenance Pr Prescri escrip pti tive ve, , Pr Predi edic cti tive ve C Ce ertif rtifica icattion ion Manage Management ment Dev Deviice ce Security Security & & Global Import / Endpoint / Global Import / Endpoint / Organizational Develop, Test, Management, OEM Warranty Deep Network Organizational Develop, Test, Management, OEM Warranty Deep Network 1.6 2.6 3.6 4.6 Export 5.6 Subscription 6.6 7.6 Export Subscription Governance Prototype & Pilot Diagnostics & Management Monitoring using Governance Prototype & Pilot Diagnostics & Management Monitoring using Management Management Management Management Troubleshooting Metadata Troubleshooting Metadata Business Continuity Deployment Process Deployment Setup & Asset Change / Release End of Life Application Integration Business Continuity Deployment Process Deployment Setup & Asset Change / Release End of Life Application Integration 1.7 2.7 3.7 4.7 5.7 6.7 7.7 / Disaster Recovery Design Optimization Management Management Management & Device Feedback / Disaster Recovery Design Optimization Management Management Management & Device Feedback Delivery: KORE Internal KORE & Partner Hybrid Partner STRICTLY PRIVATE AND CONFIDENTIAL 34

Customer use case: Cardiac rhythm monitoring KORE’s solution enables global deployment and management of regulated medical equipment Network Design Demand Forecast Technical Support Advanced Manage Roaming Footprint Supply Chain Tier 2 Services Updates Tier 3 – Connectivity / Network Order Management Migration Planning and Network & Systems Strategy Patient Order Desk Implementation Support Firmware Validation Returns Handling Subscription Lifecycle Regional Outage Software Load Sanitizing, Testing Integration Monitoring & Escalation Remote Config Updates FDA Reporting Supply Chain Wireless Managed Quality Management Advance Exchange / Management & Global Services ISO 13485 SWAP Documentation FDA Title 21 Part 820 Hardware Hierarchical Account EU MDD/MDR Customization, Setup & Management WEEE 2012/19/EU Certifications – Gen 9 HIPAA/GDPR Global Import / Export Device Management, OPCO Billing Management- OEM Warranty Diagnostics & Reconciliation & Direct-to-Patient/DC Management Troubleshooting Reporting Packaging/Labeling Final Testing & Validation Deployment Setup & Change / Release End-of-Life Transmission/Outage Recording Optimization Management Management Analytics/Alerting Track & Trace Delivery: KORE Service Delivery STRICTLY PRIVATE AND CONFIDENTIAL 35Customer use case: Cardiac rhythm monitoring KORE’s solution enables global deployment and management of regulated medical equipment Network Design Demand Forecast Technical Support Advanced Manage Roaming Footprint Supply Chain Tier 2 Services Updates Tier 3 – Connectivity / Network Order Management Migration Planning and Network & Systems Strategy Patient Order Desk Implementation Support Firmware Validation Returns Handling Subscription Lifecycle Regional Outage Software Load Sanitizing, Testing Integration Monitoring & Escalation Remote Config Updates FDA Reporting Supply Chain Wireless Managed Quality Management Advance Exchange / Management & Global Services ISO 13485 SWAP Documentation FDA Title 21 Part 820 Hardware Hierarchical Account EU MDD/MDR Customization, Setup & Management WEEE 2012/19/EU Certifications – Gen 9 HIPAA/GDPR Global Import / Export Device Management, OPCO Billing Management- OEM Warranty Diagnostics & Reconciliation & Direct-to-Patient/DC Management Troubleshooting Reporting Packaging/Labeling Final Testing & Validation Deployment Setup & Change / Release End-of-Life Transmission/Outage Recording Optimization Management Management Analytics/Alerting Track & Trace Delivery: KORE Service Delivery STRICTLY PRIVATE AND CONFIDENTIAL 35

KORE's leadership team

Decades of leadership and domain expertise in IoT with **significant public company experience**



Romil Bahl
President,
Chief Executive Officer

- ~30 years of Tech, SaaS, IoT and Analytics experience in high-growth environments
- Previous experience includes **multiple CEO positions, both public company (PRGX) and PE (Lochbridge)** as well as $9B P&L role as EVP & GM at CSC



Puneet Pamnani
Executive Vice President,
Chief Financial Officer

- Responsible for managing all aspects of the organization's financial operations
- Previous experience as COO and CFO of Lochbridge and SVP of Corporate Strategy and M&A at PRGX



Louise Winstone
EVP, CHRO



Tushar Sachdev
EVP, CTO



Bryan Lubel
EVP, IoT Managed Services



Gideon Rogovsky
SVP, Americas



Marco Bijvelds
SVP, EAP



Sunder Somasundaram
SVP, IoT Solutions & Solution Architecture



Steven Jones
SVP, Global Carrier Management



Landon Garner
SVP, Marketing

Deep bench of industry talent with public company expertise

AT&T | Booz | Allen | Hamilton | CSC | Deloitte. | Georgia-Pacific | IBM

Infosys | KEARNEY | LOCHBRIDGE | OLIVER WYMAN | PRGX | Telit | xerox

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36

Abry Partners overview • Founded in 1989, Abry Partners (“Abry”) is a sector- Selected Communications Investments Selected Communications Investments focused private equity firm investing primarily in media, communications, software, and business and information services companies • Completed over $82bn of investments involving over 550 properties • >55 investment professionals based in Boston, MA, investing globally • Raised over $18bn of equity capital through 19 investment funds • Actively managing over $5.0 billion of capital • Abry’s longstanding relationships with limited partners include Fortune 100 pension funds, leading university endowments, major insurance companies and prominent investment funds STRICTLY PRIVATE AND CONFIDENTIAL 37Abry Partners overview • Founded in 1989, Abry Partners (“Abry”) is a sector- Selected Communications Investments Selected Communications Investments focused private equity firm investing primarily in media, communications, software, and business and information services companies • Completed over $82bn of investments involving over 550 properties • >55 investment professionals based in Boston, MA, investing globally • Raised over $18bn of equity capital through 19 investment funds • Actively managing over $5.0 billion of capital • Abry’s longstanding relationships with limited partners include Fortune 100 pension funds, leading university endowments, major insurance companies and prominent investment funds STRICTLY PRIVATE AND CONFIDENTIAL 37

KORE: unique "one stop shop" IoT enabler

What we do…

Deploy → Manage → Scale

How we do it…

CaaS

- **Connectivity-as-a-Service (CaaS)** delivering global connectivity to our customers in 190+ countries
- **eSIM capability** providing secure out of the box connectivity to support IoT use cases
- **Core Network-as-a-Service (CNaaS)** facilitating self-management and control telecoms capabilities as well as supporting Bring-Your-Own-Connectivity
- **Device management** tools with MDM software and remote pairing capabilities
- **Network slicing and Local Break Out** anticipating 5G network roll-out to meet customer business needs

Solutions

- **End-to-end services** from strategy and security design, to networks and technology, to application enablement helping clients deploy end-to-end solutions
- **Device** selection, certification, configuration & MDM, call center services and lifecycle management
- **Increasing footprint** of bundled solutions to enable enterprise & solution provider customers
- **Industry Specific Focus** with regulatory and medical device compliance
- **One-stop shop** capability to deliver large solutions for enterprise customers

Analytics

- **Advanced analytics** supported by KORE's proprietary IP platform
- **Analytics applicable across all IoT Verticals** (usage, meta and sensor)
- **Micro-services architecture, API front-end** enables third-party services, makes KORE One a sticky IoT platform
- **Fleet management**
  - Vehicle recovery and fleet management
  - People and asset location tracking
  - Customized location-based services
- **Network security and monitoring**
  - Intelligent network monitoring
  - IoT traffic security

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Highly attractive financial profile Projected Revenue Projected Revenue ($ in millions) $ 414 +29.7% $ 333 CAGR $ 168 $ 276 $ 238 $ 120 $ 219 $ 89 +11.5% $ 70 $ 59 CAGR $ 246 $ 213 $ 187 $ 168 $ 159 2021P 2022P 2023P 2024P 2025P Managed Connectivity IoT Solutions Projected Adj. EBITDA & Projected Adj. EBITDA & Margin Margin ($ in millions) 28% 30% 32% 34% 27% $ 140 $ 107 $ 82 $ 67 $ 60 2021P 2022P 2023P 2024P 2025P Note: Financials represent KORE’s projections through 2025E developed for the purposes of this presentation STRICTLY PRIVATE AND CONFIDENTIAL 39Highly attractive financial profile Projected Revenue Projected Revenue ($ in millions) $ 414 +29.7% $ 333 CAGR $ 168 $ 276 $ 238 $ 120 $ 219 $ 89 +11.5% $ 70 $ 59 CAGR $ 246 $ 213 $ 187 $ 168 $ 159 2021P 2022P 2023P 2024P 2025P Managed Connectivity IoT Solutions Projected Adj. EBITDA & Projected Adj. EBITDA & Margin Margin ($ in millions) 28% 30% 32% 34% 27% $ 140 $ 107 $ 82 $ 67 $ 60 2021P 2022P 2023P 2024P 2025P Note: Financials represent KORE’s projections through 2025E developed for the purposes of this presentation STRICTLY PRIVATE AND CONFIDENTIAL 39

Accelerating momentum in sales activity 1 1 1 1 TCV of New TCV of New Business Business Wins Wins TCV of Opportunities Created TCV of Opportunities Created ($ in millions) $ 519 $ 186 $ 51 $ 110 $ 58 $ 228 $ 42 $ 44 $ 27 $ 20 $ 33 $ 20 2019 2020 2019 2020 Q1 Q2 Q3 Q4 (1) TCV estimates include wins and opportunities created from new logos and scope expansions at existing customers STRICTLY PRIVATE AND CONFIDENTIAL 40Accelerating momentum in sales activity 1 1 1 1 TCV of New TCV of New Business Business Wins Wins TCV of Opportunities Created TCV of Opportunities Created ($ in millions) $ 519 $ 186 $ 51 $ 110 $ 58 $ 228 $ 42 $ 44 $ 27 $ 20 $ 33 $ 20 2019 2020 2019 2020 Q1 Q2 Q3 Q4 (1) TCV estimates include wins and opportunities created from new logos and scope expansions at existing customers STRICTLY PRIVATE AND CONFIDENTIAL 40

Pro forma capitalization ($ in millions) Summary Capitalization Pro Forma Leverage Pre-Transaction Pro Forma Pre-Transaction Pro Forma Total Senior Debt $ 304 Total Senior Debt $ 254 4.4 x Total Cash (10) Total Cash (143) 1.7 x Net Debt $ 294 Net Debt $ 110 4.6 x • Pre transaction net debt of 4.4x lowered to 1.7x post 3.8 x SPAC merger (0.2)x (2.2)x Debt Cash Note: Leverage metrics are calculated using 2022P EBITDA of $66.5M STRICTLY PRIVATE AND CONFIDENTIAL 41Pro forma capitalization ($ in millions) Summary Capitalization Pro Forma Leverage Pre-Transaction Pro Forma Pre-Transaction Pro Forma Total Senior Debt $ 304 Total Senior Debt $ 254 4.4 x Total Cash (10) Total Cash (143) 1.7 x Net Debt $ 294 Net Debt $ 110 4.6 x • Pre transaction net debt of 4.4x lowered to 1.7x post 3.8 x SPAC merger (0.2)x (2.2)x Debt Cash Note: Leverage metrics are calculated using 2022P EBITDA of $66.5M STRICTLY PRIVATE AND CONFIDENTIAL 41

Pro forma EBITDA

($ in millions)

	2019	2020
Net Loss	**$(23)**	**$(35)**
Change in fair value of warrant liabilities	(0)	7
Tax Expense	-	0
Interest expense, net	25	23
Depreciation and amortization	48	52
Impairment	4	-
Taxes	(13)	(5)
Pro forma EBITDA	**$ 40**	**$ 43**
Pro forma EBITDA, Integron	8	-
Stock based compensation (including payroll taxes)	2	1
Foreign exchange	1	0
Impact of carrier liability write off	(4)	-
FIN48 Sales tax liability reserve adjustment	(2)	-
VAT liability reserve adjustement	(1)	-
Other income tax reserve adjustments	0	0
Discretionary Outlays[1]	9	7
Integration/Acquisition costs	5	5
Unrealized Synergies	1	1
Other items identified in covenant add-backs	(0)	0
Est. Public Company costs	(2)	(2)
Adj. EBITDA[2]	**$ 57**	**$ 57**

(1) Discretionary Outlays represent expenditures related to developing and growing new sales channels, initiatives, and markets, including KORE One development costs, sales development and channel sales teams, and IoT Solutions.
(2) Adj. EBITDA represents Adjusted EBITDA as defined for the Company's Credit Agreement. Certain adjustments have been included in the nature of those allowed by the credit agreement to reflect the Transaction perimeter.
Note: KORE does not provide reconciliations of EBITDA or Adjusted EBITDA to net income on a forward-looking basis because KORE is unable to forecast the amount or significance of certain items required to develop meaningful comparable GAAP financial measures without unreasonable efforts. These items include gains or losses on sale or consolidation transactions, accelerated depreciation, impairment charges, gains or losses on retirement of debt and variations in effective tax rate, which are difficult to predict and estimate and are primarily dependent on future events, but which are excluded from the KORE's calculations of EBITDA and Adjusted EBITDA.

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Select Risk Factors for PIPE Investors These Risk Factors are being provided to certain sophisticated institutional investors for potential investment in Cerberus Telecom Acquisition Corp. (“CTAC”) as part of a proposed business combination between KORE Wireless Group, Inc. (“KORE”) and CTAC pursuant to which KORE will become a publicly traded operating company (the “Business Combination”). Investing in securities (the “Securities”) to be issued in the Business Combination involves a high degree of risk. Investors should carefully consider the risks and uncertainties inherent in an investment in us and in the Securities, including those described below, before subscribing for the Securities. If we cannot address any of the following risks and uncertainties effectively, or any other risks and difficulties that may arise in the future, our business, financial condition or results of operations could be materially and adversely affected. The risks described below are not the only ones we face. Additional risks that we currently do not know about or that we currently believe to be immaterial could also have a material adverse effect on our business, financial condition or results of operations. You should review the investor presentation and perform your own due diligence prior to making an investment. • the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the Business Combination; • the outcome of any legal proceedings that may be instituted against CTAC, the combined company or others following the announcement of the Business Combination and any definitive agreements with respect thereto; • the inability to complete the Business Combination due to the failure to obtain approval of the shareholders of CTAC, to obtain financing to complete the Business Combination or to satisfy other conditions to closing; • changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; • the ability to meet stock exchange listing standards following the consummation of the Business Combination; • the risk that the Business Combination disrupts current plans and operations of the Company, including relationships with customers, suppliers and business partners, as a result of the announcement and consummation of the Business Combination; • the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; • costs related to the Business Combination; • changes in applicable laws or regulations, including foreign laws or regulations KORE is subject to; • the possibility that the Company or the combined company may be adversely affected by other economic, business, and/or competitive factors; • the Company’s estimates of expenses and profitability; • the ability of the Company to control costs, including costs related to becoming a public company, the cost of procured cellular network connectivity, procured devices for resale, and operating expenses; • the need to raise additional capital to finance operations or acquisitions, which may not be available on acceptable terms, or at all; • exposure to compliance obligations and risks under anti-corruption, export controls and economic sanctions laws and regulations of the United States and applicable non-U.S. jurisdictions in which we operate, and instances of non-compliance may have a material adverse effect the results of operations of the business; STRICTLY PRIVATE AND CONFIDENTIAL 43Select Risk Factors for PIPE Investors These Risk Factors are being provided to certain sophisticated institutional investors for potential investment in Cerberus Telecom Acquisition Corp. (“CTAC”) as part of a proposed business combination between KORE Wireless Group, Inc. (“KORE”) and CTAC pursuant to which KORE will become a publicly traded operating company (the “Business Combination”). Investing in securities (the “Securities”) to be issued in the Business Combination involves a high degree of risk. Investors should carefully consider the risks and uncertainties inherent in an investment in us and in the Securities, including those described below, before subscribing for the Securities. If we cannot address any of the following risks and uncertainties effectively, or any other risks and difficulties that may arise in the future, our business, financial condition or results of operations could be materially and adversely affected. The risks described below are not the only ones we face. Additional risks that we currently do not know about or that we currently believe to be immaterial could also have a material adverse effect on our business, financial condition or results of operations. You should review the investor presentation and perform your own due diligence prior to making an investment. • the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the Business Combination; • the outcome of any legal proceedings that may be instituted against CTAC, the combined company or others following the announcement of the Business Combination and any definitive agreements with respect thereto; • the inability to complete the Business Combination due to the failure to obtain approval of the shareholders of CTAC, to obtain financing to complete the Business Combination or to satisfy other conditions to closing; • changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; • the ability to meet stock exchange listing standards following the consummation of the Business Combination; • the risk that the Business Combination disrupts current plans and operations of the Company, including relationships with customers, suppliers and business partners, as a result of the announcement and consummation of the Business Combination; • the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; • costs related to the Business Combination; • changes in applicable laws or regulations, including foreign laws or regulations KORE is subject to; • the possibility that the Company or the combined company may be adversely affected by other economic, business, and/or competitive factors; • the Company’s estimates of expenses and profitability; • the ability of the Company to control costs, including costs related to becoming a public company, the cost of procured cellular network connectivity, procured devices for resale, and operating expenses; • the need to raise additional capital to finance operations or acquisitions, which may not be available on acceptable terms, or at all; • exposure to compliance obligations and risks under anti-corruption, export controls and economic sanctions laws and regulations of the United States and applicable non-U.S. jurisdictions in which we operate, and instances of non-compliance may have a material adverse effect the results of operations of the business; STRICTLY PRIVATE AND CONFIDENTIAL 43

Select Risk Factors for PIPE Investors (Cont’d) • the Company’s dependence on cellular carrier networks as the base layer for its IoT connectivity network services, and its ability to maintain good relationships and favorable terms and conditions with these cellular network carrier vendors; • the Company’s dependence on certain device and software vendors as critical components of its IoT solutions, and its ability to maintain its relationship with these device and software vendors; • the ability of the Company to accurately predict changes in customer demand due to matters beyond its control, maintain customers (particularly its largest customers) and attract new customers; • the ability of the Company to successfully maintain market position and introduce new features in the Company’s technology and software offerings in a timely fashion, including, but not limited to, integration of existing solutions with third-party software; • the actions of Company competitors, including consolidation within the industry, pricing changes or the introduction of new solutions; • service outages - including outages resulting from a failure of the Company’s 3rd party data centers, outages in the cellular carrier networks that the Company uses for its connectivity services, or defects and bugs in either the Company’s own technology or 3rd party hardware and software used for any of its market offerings - may lead to a demand for a potential refund of previously charged amounts, or for potential liability claims from customers; • security breaches, compromises of information security and any related occurrences, as well as the transmission, use and disclosure of user data and personal information could give rise to liabilities or additional costs as a result of laws, governmental regulations and mobile network operator and other customer requirements or differing views of personal privacy rights; • fire, earthquake or natural hazards affecting some of the customer’s facilities or any of its 3rd party data centers may lead to an inability to provide its products and services for a period of time; • the ability of the Company to obtain or maintain relevant intellectual property licenses or to protect its trademarks and internally developed software; • technological developments affecting the Company’s industry, which are evolving rapidly and the ability to secure agreements with existing vendors for future technologies; • potential claims of IP infringement from 3rd parties; • misappropriation of the Company’s intellectual property which could place the Company at a material disadvantage; • the ability of the Company to maintain and enhance its reputation, brand recognition and business, along with the security and reliability of its products and services; • any financial forecasts presented may not prove accurate; • the benefits of the Business Combination may not meet the expectations of investors, stockholders and financial analysts, which may depress the price of the securities of the Company; • provisions in our organizational documents which may delay or discourage takeover attempts that shareholders may consider favorable; • the ability to maintain customer relationships, existing pricing, and existing subscriptions, through upcoming cellular network sunsets; and • other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in CTAC’s Registration Statement on Form S-1 dated October 19, 2020. STRICTLY PRIVATE AND CONFIDENTIAL 44Select Risk Factors for PIPE Investors (Cont’d) • the Company’s dependence on cellular carrier networks as the base layer for its IoT connectivity network services, and its ability to maintain good relationships and favorable terms and conditions with these cellular network carrier vendors; • the Company’s dependence on certain device and software vendors as critical components of its IoT solutions, and its ability to maintain its relationship with these device and software vendors; • the ability of the Company to accurately predict changes in customer demand due to matters beyond its control, maintain customers (particularly its largest customers) and attract new customers; • the ability of the Company to successfully maintain market position and introduce new features in the Company’s technology and software offerings in a timely fashion, including, but not limited to, integration of existing solutions with third-party software; • the actions of Company competitors, including consolidation within the industry, pricing changes or the introduction of new solutions; • service outages - including outages resulting from a failure of the Company’s 3rd party data centers, outages in the cellular carrier networks that the Company uses for its connectivity services, or defects and bugs in either the Company’s own technology or 3rd party hardware and software used for any of its market offerings - may lead to a demand for a potential refund of previously charged amounts, or for potential liability claims from customers; • security breaches, compromises of information security and any related occurrences, as well as the transmission, use and disclosure of user data and personal information could give rise to liabilities or additional costs as a result of laws, governmental regulations and mobile network operator and other customer requirements or differing views of personal privacy rights; • fire, earthquake or natural hazards affecting some of the customer’s facilities or any of its 3rd party data centers may lead to an inability to provide its products and services for a period of time; • the ability of the Company to obtain or maintain relevant intellectual property licenses or to protect its trademarks and internally developed software; • technological developments affecting the Company’s industry, which are evolving rapidly and the ability to secure agreements with existing vendors for future technologies; • potential claims of IP infringement from 3rd parties; • misappropriation of the Company’s intellectual property which could place the Company at a material disadvantage; • the ability of the Company to maintain and enhance its reputation, brand recognition and business, along with the security and reliability of its products and services; • any financial forecasts presented may not prove accurate; • the benefits of the Business Combination may not meet the expectations of investors, stockholders and financial analysts, which may depress the price of the securities of the Company; • provisions in our organizational documents which may delay or discourage takeover attempts that shareholders may consider favorable; • the ability to maintain customer relationships, existing pricing, and existing subscriptions, through upcoming cellular network sunsets; and • other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in CTAC’s Registration Statement on Form S-1 dated October 19, 2020. STRICTLY PRIVATE AND CONFIDENTIAL 44